COOPERATIVE BANKSHARES, INC. ANNOUNCES THIRD QUARTER DIVIDEND

For immediate release:

    Wilmington, N.C., August 24, 2006--Cooperative Bankshares, Inc. (NASDAQ:
"COOP"), announced that on August 23, 2006 the Board of Directors declared the 2006 third quarter dividend of $0.05 per share. The dividend is payable on or about October 17, 2006, to stockholders of record as of October 2, 2006.

    Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through 3 offices in North Carolina and an office in North Myrtle Beach, South Carolina.




                           For Additional Information
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181